Exhibit 99.1

N E W S R E L E A S E

CONTACT:
MVB Financial Corp.
Donald T. Robinson, CFO
(304) 594-3500
DRobinson@MVBbanking.com

MVB Financial Corp. Announces Completion of Rights Offering

FAIRMONT, W.Va. (April 20, 2017) – MVB Financial Corp. (OTC Markets Group OTCQB: MVBF) (the “Company”) is pleased to announce that it has successfully completed its previously announced rights offering (the “Rights Offering”), which expired at 5:00 p.m. Eastern time on April 14, 2017.

In the Rights Offering, all holders of the Company’s common stock as of the record date of March 10, 2017 were offered non-transferable rights (“Rights”) to purchase shares of the Company’s common stock at the per share purchase price of $11.50. The aggregate number of shares offered for sale in connection with the Rights Offering was 434,783. All 434,783 shares offered in the Rights Offering were subscribed for, resulting in new capital of approximately $5.0 million.
Computershare, who is serving as subscription agent, completed its review and tabulation of subscriptions on April 19, 2017. A total of 1,024,668 common shares were subscribed for in the Rights Offering. Accordingly, given that a total of 434,783 common shares were available, the Rights Offering was oversubscribed by more than 2 to 1.
Computershare will issue the shares acquired in the Rights Offering by book entry in the Company’s stock ownership records, which are maintained by Computershare, as transfer agent, on or about April 20, 2017.
Excess subscription funds will be returned by Computershare to subscribing shareholders as soon as practicable.

About MVB Financial Corp.
MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiary, MVB Mortgage, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.
The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.
For more information, please visit ir.mvbbanking.com.

Forward-Looking Statements
All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. (the "Company") differing materially from those projected in the forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company's operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the risk that the benefits from any acquisitions may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the degree of competition in the geographic and business areas in which the Company operates and integration factors; (xii) diversion of management time on acquisition or diversified growth issues; and (xiii) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.
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